SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2006

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	75-2243266
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

101 Hudson Street New Jersey, New Jersey (Address of principal executive offices)	07302 (Zip code)

Registrant’s telephone number, including area code: (201) 604-4402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On August 21, 2006, the Company issued a press release announcing that on August 11, 2006 it entered into a new $40 million Flow Warehousing Credit and Security Agreement with Sky Bank. The new loan facility with Sky Bank will be used to accumulate loans acquired by the Company through its Flow Acquisition Group prior to consolidating such loans into term debt. The Flow Warehousing Credit and Security Agreement does not replace any of the company’s existing bank facilities. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 21, 2006, entitled “Franklin Credit Announces New $40 Million Warehouse Credit Facility.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                FRANKLIN CREDIT MANAGEMENT CORPORATION

                By: _/s/ Paul D. Colasono
               Name: Paul D. Colasono
               Title:   Chief Financial Officer and
                   Executive Vice President

Date: August 21, 2006